Exhibit 10.1

Extension Agreement by email delivered May 31, 2024, reading:

Reference is made to that certain Stock Purchase Agreement, dated as of January 5, 2024 (as amended, the “SPA”), by and between Trinity Place Holdings Inc., a Delaware corporation (the “Company”), TPHS Lender LLC, a Delaware limited liability company (the “Company Investor”) and TPHS Investor LLC, a Delaware limited liability company (the “JV Investor”, and together with the Company Investor, the “Investor”), and the Letter Agreement, dated as of March 27, 2024, between the Company and the Investor (the “Letter Agreement”), as amended by the extension agreement by e-mail between the parties on April 12, 2024.

The Investor and the Company hereby agree that the date by which the Company must complete the Delisting (as defined in the SPA) as provided in Section 6(f) of the SPA and as extended pursuant to the Letter Agreement is hereby further extended, such that the Company shall now be required to complete the Delisting process not later than August 1, 2024, which the Investor may agree, in its sole discretion, to further extend.